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Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP; INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Navarre Corporation for the registration of an additional 750,000 shares of its common stock under the Navarre Corporation 1992 Stock Option Plan, of our report dated April 26, 2002, with respect to the consolidated financial statements and schedule of Navarre Corporation included in its Annual Report on Form 10-K for the year ended March 31, 2002, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

July 1, 2002
Minneapolis, Minnesota